EXHIBIT 99.1
Ocean Power Technologies Announces Results for the
Fiscal First Quarter Ended July 31, 2011
Pennington, NJ — September 9, 2011 — Ocean Power Technologies, Inc. (Nasdaq: OPTT) (“OPT” or “the Company”) today announces financial results for its fiscal 2012 first quarter ended July 31, 2011.
Recent Highlights
•
Revenue for the quarter was $1.9 million, compared to $1.4 million for the prior year, reflecting an increase in revenue from OPT’s project with the US Navy for maritime security and funding for the development of the Company’s next-generation PowerBuoy, the PB500.

•	Contract backlog as of July 31, 2011 was $7.1 million compared to $6.5 million as of July 31, 2010.

•
Reported positive results from the ocean trials of OPT’s first PB150 PowerBuoy deployed off the coast of Scotland. Power levels and system performance for this utility-scale system outperformed engineering expectations. The Company believes the capacity factor represented by these results exceeds that experienced by most other renewable energy sources.

•
On August 11, 2011, OPT deployed off the coast of New Jersey a unique autonomous wave energy device for sea trials as part of the US Navy’s Littoral Expeditionary Autonomous PowerBuoy (LEAP) program for coastal security and maritime surveillance. The Company’s proprietary power management techniques and on-board energy storage capability are key innovations of this system, and enable operation even in extended zero-wave sea conditions. The LEAP PowerBuoy successfully withstood the severe wave conditions experienced during Hurricane Irene and continued to generate power according to design.

“In the past few months, Ocean Power Technologies has continued to make strides towards the commercialization of its PowerBuoy technology in our target markets around the globe,” said Charles F. Dunleavy, Chief Executive Officer of OPT. “The positive results from our 150 kW-rated utility PowerBuoy deployed off the coast of Scotland as well as the recent deployment of our grid-independent, autonomous PowerBuoy for the US Navy’s LEAP program were major milestones for OPT’s two product lines. These achievements point to growing potential for OPT’s technology across a multitude of commercial opportunities for large, grid-connected power stations and for autonomous applications such as maritime security, offshore oil and gas platforms, aquaculture and desalination.”
Financial Review
OPT’s contract backlog as of July 31, 2011 was $7.1 million compared to $8.9 million as of April 30, 2011 and $6.5 million as of July 31, 2010. Backlog includes funded and unfunded amounts that are expected to be funded in the future. Funded backlog as of July 31, 2011 and 2010 was $5.1 million and $5.9 million respectively, and $6.9 million as of April 30, 2011.

For the three months ended July 31, 2011, OPT reported revenues of $1.9 million as compared to revenue of $1.4 million for the three months ended July 31, 2010. This increase primarily reflects revenue recorded for the US Navy’s LEAP program and for the development of the Company’s next-generation PB500.
The operating loss for the three months ended July 31, 2011 was $5.1 million as compared to an operating loss of $6.3 million for the three months ended July 31, 2010. The reduction in operating loss for the three months ended July 31, 2011 was due primarily to a decrease in product development costs, principally for the PB150 system off the coast of Scotland, and an increase in gross profit. Gross profit for the three months ended July 31, 2010 was negatively impacted by a reduction in revenue of $231,000 due to a change in the Company’s estimated revenue recognized in connection with OPT’s project off the coast of Spain.
The net loss was $5.0 million for the three months ended July 31, 2011 compared to $6.3 million for the same period in the prior year. This decrease in net loss was due primarily to the decline in operating loss and lower foreign exchange losses, partially offset by a decrease in interest income.
Cash and Investments
On July 31, 2011, total cash, cash equivalents, restricted cash and investments were $43.1 million. Net cash used in operating activities was $4.9 million for the three months ended July 31, 2011, compared to $6.1 million for the same period last year. As previously stated, OPT expects the rate of its cash outflows to decrease in fiscal 2012, reflecting completion of significant milestones associated with the construction of its PB150 system for Oregon and the deployment of its PB150 off the coast of Scotland.
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Additional information may be found in the Company’s Quarterly Report on Form 10-Q that will be filed with the US Securities and Exchange Commission (“SEC”). The Form 10-Q may be accessed at www.sec.gov or at the Company’s website in the Investor Relations tab.
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Conference Call Details
The Company will host a conference call to review these results at 10:00 a.m. Eastern Time (3:00 p.m. British Summer Time) today, September 9, 2011. Charles F. Dunleavy, Chief Executive Officer, and Brian M. Posner, Chief Financial Officer, will host the call and webcast.
The call will be available by telephone at 866.713.8564 (toll free in the U.S.) or +1.617.597.5312 (for international callers), using passcode 51830502. Investors may also access a webcast by visiting the Company’s website at www.oceanpowertechnologies.com and clicking on the Investor Relations tab, then Webcasts & Presentations. Recorded replays of the conference call will be available on the Company’s website and by telephone at 888.286.8010 (toll free in the U.S.) or +1.617.801.6888 (for international callers), replay passcode 48661911, beginning at 1:00 p.m. Eastern Time on September 9, 2011.
Forward-Looking Statements
This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations about its future plans and performance, including statements concerning the impact of marketing strategies, new product introductions and innovation, deliveries of product, sales, earnings and margins. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Form 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Ocean Power Technologies
Ocean Power Technologies, Inc. (Nasdaq: OPTT) is a pioneer in wave-energy technology that harnesses ocean wave resources to generate reliable and clean and environmentally-beneficial electricity. OPT has a strong track record in the advancement of wave energy and participates in an estimated $150 billion annual power generation equipment market. OPT’s proprietary PowerBuoy® system is based on modular, ocean-going buoys that capture and convert predictable wave energy into clean electricity. The Company is widely recognized as a leading developer of on-grid and autonomous wave-energy generation systems, benefiting from 15 years of in-ocean experience. OPT is headquartered in Pennington, New Jersey, USA with an office in Warwick, UK. More information can be found at www.oceanpowertechnologies.com.
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Company Contact:
Ocean Power Technologies, Inc.
Brian M. Posner, Chief Financial Officer	Telephone: +1 609 730 0400

Media Contact:
Corfin Public Relations Limited
Neil Thapar, Claire Norbury	Telephone: +44 20 7596 2860

Investor Relations Contact:
Darrow Associates	Telephone: +1 646 438 9385
Chris Witty	Email: cwitty@darrowir.com

Consolidated Balance Sheets as of
July 31, 2011 and April 30, 2011

	July 31,	April 30,
	2011	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,898,701	$4,376,136
Marketable securities	25,092,913	26,018,594
Accounts receivable	982,323	1,285,000
Unbilled receivables	1,321,853	456,316
Other current assets	716,186	832,142

Total current assets	37,011,976	32,968,188

Property and equipment, net	796,059	792,092
Patents, net	1,247,951	1,222,368
Restricted cash	1,591,189	1,624,669
Marketable securities	7,516,214	16,323,016
Other noncurrent assets	627,500	622,245

TOTAL ASSETS	48,790,889	53,552,578

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	826,833	1,224,728
Accrued expenses	3,869,988	4,302,952
Unearned revenues	1,244,562	344,022
Current portion of long term debt	75,000	139,378

Total current liabilities	6,016,383	6,011,080

Long-term debt	425,000	450,000
Deferred credits	600,000	600,000

Total liabilities	7,041,383	7,061,080

OCEAN POWER TECHNOLOGIES, INC.
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock, $0.001 par value; authorized 105,000,000 shares; issued 10,411,295 and 10,419,183 shares, respectively	10,411	10,419
Treasury Stock, at cost; 13,485 and 7,685 shares, respectively	(65,877)	(42,734)
Additional paid-in capital	157,545,820	157,174,930
Accumulated deficit	(115,844,036)	(110,848,972)
Accumulated other comprehensive income	85,835	175,907

Total Ocean Power Technologies, Inc. stockholders’ equity	41,732,153	46,469,550

Noncontrolling interest in Ocean Power Technologies (Australasia) Pty Ltd	17,353	21,948

Total equity	41,749,506	46,491,498

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	48,790,889	53,552,578

Consolidated Statements of Operations
For the Three Months Ended July 31, 2011 and 2010
(Unaudited)

	July 31,	July 31,
	2011	2010

Revenues	$1,910,852	1,374,407
Cost of revenues	1,901,902	1,588,246

Gross profit (loss)	8,950	(213,839)

Operating expenses:
Product development costs	3,100,587	4,025,786
Selling, general and administrative costs	2,019,742	2,028,910

Total operating expenses	5,120,329	6,054,696

Operating loss	(5,111,379)	(6,268,535)
Interest income, net	120,768	237,465
Foreign exchange loss	(9,041)	(239,002)

Net loss	(4,999,652)	(6,270,072)
Less: Net loss attributable to the noncontrolling interest in Ocean Power Technologies (Australasia) Pty Ltd	4,588	3,479

Net loss attributable to Ocean Power Technologies, Inc.	$(4,995,064)	(6,266,593)

Basic and diluted net loss per share	$(0.49)	(0.61)

Weighted average shares used to compute basic and diluted net loss per share	10,268,155	10,236,466

Consolidated Statements of Cash Flows
For the Three Months Ended July 31, 2011 and 2010
(Unaudited)

	July 31,	July 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(4,999,652)	$(6,270,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	9,041	239,002
Depreciation and amortization	99,140	92,156
Loss on disposals of property, plant and equipment	356	—
Treasury note premium amortization	13,914	30,784
Compensation expense related to stock option grants and restricted stock	370,882	410,568
Changes in operating assets and liabilities:
Accounts receivable	282,099	556,320
Unbilled receivables	(865,244)	103,687
Other current assets	112,335	(1,151,380)
Other noncurrent assets	(17,994)	635,565
Accounts payable	(397,069)	(423,257)
Accrued expenses	(373,541)	(637,798)
Unearned revenues	900,540	490,677
Other noncurrent liabilities	—	(137,438)

Net cash used in operating activities	(4,865,193)	(6,061,186)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(271,005)	(6,035,907)
Maturities of marketable securities	10,000,000	11,998,844
Restricted cash	—	(250,000)
Purchases of equipment	(82,658)	(21,719)
Payments of patent costs	(56,836)	(80,637)

Net cash provided by investing activities	9,589,501	5,610,581

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	—	250,000
Repayment of debt	(89,378)	(6,008)
Acquisition of treasury stock	(23,143)	—

Net cash (used in) provided by financing activities	(112,521)	243,992

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(89,222)	(104,384)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,522,565	(310,997)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,376,136	4,236,597

CASH AND CASH EQUIVALENTS, END OF PERIOD	8,898,701	3,925,600